EXHIBIT 99.2

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)



                                                  Three Months Ended
                                                    September 30,

                                            2000               1999
                                       ---------------     ----------
                                                      (Unaudited)
REVENUES:

         Contract drilling                 $ 35,914         $ 34,419
         Contract management                  1,644              561
                                          ------------  -------------
                                             37,558           34,980
                                           ---------     -----------
COSTS AND EXPENSES:

         Contract drilling                   15,783           16,222
         Contract management                  1,539              231
         Depreciation                         8,033            6,112
         General and administrative           2,262            1,703
                                           ---------      -----------
                                             27,617           24,268
                                           --------       ----------

OPERATING INCOME                              9,941           10,712
                                           ---------      ----------

OTHER INCOME (EXPENSE)

         Interest expense                    (1,078)            (946)
         Interest income                        834              647
                                          ---------       ----------
                                               (244)            (299)

INCOME BEFORE INCOME TAXES                    9,697           10,413

PROVISION FOR INCOME TAXES                    2,835            5,587
                                            -------       ----------

NET INCOME                                    6,862       $    4,826
                                            =======       ==========
EARNINGS PER COMMON SHARE:
            Basic                             $ .50           $ .35
            Diluted                           $ .49           $ .35
AVERAGE COMMON SHARES OUTSTANDING:

            Basic                            13,822          13,675
            Diluted                          13,964          13,855